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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                        /s/ May, Robinson, Gordon & Penta, P.C.

    Rochester, New York
    August 11, 1997